Exhibit 10.2

EMPLOYMENT CONTRACT (“Contract”’), between GREENPRO, Inc., a Corporation incorporated in Nevada. United States of America, with a business office at Suite 2201, 22/F, Malaysia Building, 50, Gloucester Road, Wanchai, Hong Kong (hereinafter referred as “GREENPRO”), and Mr. LEE Chong Kuang of Malaysia ID No: 730902-06-5335 of D-6-3A, D’Alamanda Pudu Impian IV, No. 2, Jalan Pudu Ulu 56100, Kuala Lumpur, Malaysia (hereinafter referred as “CK”).

WHEREAS, GREENPRO wishes to engage the services of CK as Chief Executive Officer and,

WHEREAS, CK is willing to provide his services and to undertake the duties and responsibilities described below and to enter into this Contract for such period upon the terms and conditions hereinafter set forth

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, all prior Contracts between the parties arc waived and of no further effect, and the parties to this Contract agree as follows:

1.   EMPLOYMENT

GREENPRO shall contract with CK, and CK shall serve as Chief Executive Officer during the term of employment set forth in Paragraph 2 of this Contract. GREENPRO is engaged in the Asia Pacific region, covering including Hong Kong, China, Malaysia, Singapore, Indonesia, Thailand, Taiwan, etc., in providing services such as corporate advisory, financial review and asset protection, and CK shall serve GREENPRO as a key member of its’ management team to develop and operate such business.

2.    TERM

The term of this Contract shall be for the period of three (3) years commencing on September 1, 2014 and ending August 31, 2017 and any extension thereof.

3.	JOB TITLE AND DUTIES

3.1       Title and Duties

CK shall be designated by GREENPRO as Chief Executive Officer and during the term of this contract shall have responsibilities commensurate with his title and position with GREENPRO. Concurrently, CK shall be designated Chief Executive Officer of any and all subsidiaries, associated companies, affiliated companies and related companies of GREENPRO. And during the term of this contract shall have responsibilities commensurate with his title and position with GREENPRO. CK shall devote his attention to, and exert his best efforts in the performance of his duties hereunder, so as to promote the business of GREENPRO and other subsidiaries, associated companies, and related companies. Further, the Company acknowledges that CK retains his position as CEO of GREENPRO.

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3.2        Confidential Information

CK shall not, directly or indirectly, or at any time, during the term of this contract hereunder or thereafter and without regard to when or for what reason, if any, use or permit the use of any trade secrets, customers’ lists, or other information of, or relating to GREENPRO, or any such subsidiary or affiliate in connection with any activity or business, except the business of GREENPRO or any such subsidiary or affiliate and shall not divulge such trade secrets, customer’s lists, and information to any person, firm, or corporation whatsoever, except as may be necessary in the performance of her duties hereunder or as may be required by any applicable law or determination of any duly constituted administrative agency.

4.    COMPENSATION AND EXPENSES

4.1         Salary

GREENPRO shall pay CK during the Term of Employment a total monthly salary (“salary”) of USD 8,000 i.e. US Dollar Eight Thousand Only or an equivalent in Hong Kong Dollars.

4.2         Business Expenses

GREENPRO will reimburse CK for all reasonable expenses properly incurred by CK in the performance of his duties hereunder, upon presentation of properly itemized charges, receipts and /or similar documentation, and otherwise in accordance with policies established from time to time by the Board of Directors of GREENPRO.

4.3         Housing Allowance

In addition to his salary CK shall be entitled to a monthly housing allowance of USD 2,000 or an equivalent amount in Hong Kong Dollars, payable monthly. This allowance will be paid directly to CK who will be responsible for negotiating and concluding his own contractual arrangements for housing and making all relevant payments.

4.4         3-Years Strategic Contribution Reward

CK will be compensated with common stocks of 864,000 shares (i.e. US$12,000 per month for 36 months at US$0.50 per share conversion). CK is vested with the irrevocable right to such entitlement upon the expiry of 3 years from the date of this Contract.

4.5         Stock Options

CK will also be entitled to any other stock options as maybe authorized from time to time by the GREENPRO Directors. In the case of a corporate takeover of GRRENPRO, all options will become fully vested immediately upon such an event occurring.

4.6         Work Location

CK’s place of work shall be as agreed with the GREENPRO Board of Directors from time to time depending on the job requirement.

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5.    BENEFITS

5.1         Holidays and Annual Vacation Leave

CK shall be entitled to all public holidays in the country/territories where he is located at the time, in addition, to annual vacation leave which shall accrue on a pro rata basis during the contract term at the rate of fourteen (14) days per annum which vacation and/or personal day(s) shall be taken by him at such time or times as are consistent with the needs of the business of GREENPRO.

5.2         Health Insurance

CK shall be entitled to be enrolled in a corporate health insurance program which may be implemented by GREENPRO or one of its’ affiliates. The enrollment will be as at executive status and will entitle CK to the same coverage as provided to other executives of GREENPRO or its’ affiliates.

5.4         Indemnification

CK shall be indemnified by GREENPRO to the fullest extent provided under the indemnification provisions of the By-Laws and/or Certificate of Incorporation presently in existence, or, to the extent that the scope of such indemnification is greater, under any amendments to the By Laws and/or Certificate of Incorporation. To the extent that GREENPRO obtains indemnification insurance for its officers and/or directors, such insurance shall also cover CK to the same extent.

6.    TERMINATION AND SEVERANCE PAYMENT

6.1         Termination

Upon the occurrence of an event of termination (as hereinafter defined) during the period of CK’s employment under the Contract, the provisions of this Paragraph 6 shall apply. As used in this Contract an “event of termination” shall mean and include any one or more of the following:

6.2         Non Recruitment

Should CK terminate his employment with GREENPRO within the contract period, CK agrees not to recruit any employee of GREENPRO to work for either, (i) a new company established to engage in the same business of GREENPRO or (ii) with other Companies who directly compete with GREENPRO for a period of 6 months.

7.    INTELLECTUALPROPERTY

Any idea, invention, design, written material, manual, system, procedure, improvement, development or discovery conceived, developed, created or made by CK alone or with others relating to the business of GREENPRO or any of its’ subsidiaries or affiliates during the contract period and whether or not patentable or registerable, shall become the sole and exclusive property of GREENPRO. CK shall disclose the same promptly and completely to GREENPRO and shall, during the employment period (i) execute all documents required by GREENPRO for vesting in GREENPRO the entire right, title and interest in and to same, (ii) execute all documents required by GREENPRO for filing and prosecuting such applications for patents, trademarks, service marks and/or copyrights as GREENPRO, in its’ sole discretion, any desire to prosecute, and (iii) give GREENPRO all assistance it reasonably require, including the giving of testimony in any suit, action or proceeding, in order to obtain, maintain and protect GREENPRO’s rights therein and thereto.

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8.     ASSIGNMENT

This Contract and any rights (including CK’s Compensation) hereunder shall not be assigned, pledged or transferred in any way by either party hereto except that GREENPRO shall have, with CK’s consent, the right to assign its’ rights hereunder to any third party successor in interest of GREENPRO whether by merger, consolidation, purchase of assets or stock or otherwise. Any attempted assignment, pledge, transfer or other disposition of this Contract or any rights, interests or benefits contrary to the foregoing provisions shall be null and void.

9.     NOTICES

All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand, sent by facsimile, or mailed by first class, registered mail, return receipt requested, postage and registry fees prepaid to the applicable party and addressed as follows:

(i)           If to be sent to GREENPRO

GREENPRO

Suite 2201, 22/F Malaysia Building
50 Gloucester Road, Wanchai, Hong Kong

(ii)          If to be sent to CK

D-6-3A, D’Alamanda Puduh Impian IV, No. 2, Jalan Pudu Ulu 56100, Kuala Lumpur, Malaysia

10.  SEVERABILITY

If any provision of this Contract shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Contract but shall be confined in its’ operation to the jurisdiction in which it was made and to the provisions of this Contract directly involved in the controversy in which such judgment shall have been rendered.

11.  WAIVER

No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy under or relating to this Contract shall operate as a waiver thereof or otherwise prejudice such party’s rights, powers and remedies. No single or partial exercise of any rights, powers or remedies under or relating to this Contract shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

12.  ENTIRE CONTRACT/GOVERNING LAW

This Contract embodies the entire wider standing and supersedes all other oral or written Contracts or understandings, between the parties regarding the subject matter hereof. No change, alteration, or modification hereof may be made except in writing signed by both parties hereto. This Contract shall be construed and governed in all respect and shall at times be determined in accordance with the laws Hong Kong.

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13   HEADINGS

The headings of Paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Contract.

IN WITNESS WHEREOF, the parties hereto have executed and delivered the Contract, consisting of five (5) pages on this 28th day of August, 2014.

For and on behalf of GREENPRO, Inc.	Accepted and Agreed by: LEE Chong Kuang

By: Mr.Loke Che Chan, Gilbert Position: Director Date:August 28, 2014	Date: August 28th, 2014

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